Exhibit 12(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Bruce S. Rosenberg, Treasurer of the Elfun Government Money Market Fund (the “Fund”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing for the Fund for the period ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer) of the Elfun Government Money Market

Date: March 10, 2017

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer) of the Elfun Government Money Market Fund

Date: March 10, 2017